                                                                      Exhibit 99

                Company Contact:                  Investor Contact:
[TACT LOGO]     Richard D. Falcone, CFO           Joseph M. Zappulla
                TACT                              Wall Street Investor Relations
                732-499-8228                      212-714-2445
                rfalcone@tact.com                 jzappulla@wallstreetir.com






THE A CONSULTING TEAM REPORTS $0.14 EPS IN SECOND QUARTER

            REVENUE CLIMBS 9% OVER PREVIOUS QUARTER AND 20% OVER THE
                    SECOND QUARTER LAST YEAR TO $6.3 MILLION


NEW YORK, NEW YORK, AUGUST 12, 2004 - The A Consulting Team (`TACT') (Nasdaq
SmallCap: TACX), an end-to-end IT services and e-services provider, today reported financial results for its second quarter ended June 30, 2004. Revenue for the second quarter increased 9% to $6.3 million from $5.8 million in the first quarter and 20% from $5.3 million in the second quarter of the previous year. TACT reported net income of $298,000 or $0.14 per basic and $0.13 per diluted share. This compares to net income of $220,000 or $0.10 per basic and diluted share for the first quarter of 2004 and a net loss of $(221,000) or $(0.11) per basic and diluted share in the second quarter of the previous year.

  ---------------------------------------------------------------------------------------------------------------
  (In 000s except per share amounts)                  THREE MONTHS ENDED                   SIX MONTHS ENDED
  ---------------------------------------------------------------------------------------------------------------
                                              3-31-04       6-30-04       6-30-03       6-30-04       6-30-03
  ---------------------------------------------------------------------------------------------------------------
  REVENUE                                     $ 5,801       $ 6,347       $ 5,278      $ 12,148      $ 10,387
  ---------------------------------------------------------------------------------------------------------------
  GROSS PROFIT                                $ 1,682       $ 1,907       $ 1,326      $  3,589      $  2,663
  ---------------------------------------------------------------------------------------------------------------
  INCOME/(LOSS) FROM OPERATIONS               $   275       $   337       $  (211)     $    611      $   (330)
  ---------------------------------------------------------------------------------------------------------------
  NET INCOME (LOSS)                           $   220       $   298       $  (221)     $    518      $   (364)
  ---------------------------------------------------------------------------------------------------------------
  EPS PER BASIC SHARE                         $  0.10       $  0.14       $ (0.11)     $   0.24      $  (0.18)
  ---------------------------------------------------------------------------------------------------------------

The Company's gross margin was 30% during the second quarter, compared to 29% in the previous quarter and 25% in the second quarter of 2003. Selling, general and administrative costs increased to $1.4 million during the quarter reflecting the Company's decision to increase its sales and recruiting staffs, to support improved customer activity. This represents a 17% increase over the previous quarter level and a 12% increase over the second quarter of the previous year.

"We have now posted five consecutive quarters of revenue growth. Our pipeline remains strong and we are optimistic that our third quarter will be another solid quarter," commented Shmuel BenTov, TACT's Chairman and CEO. "In order to accommodate an improved market demand with the level of quality service that our customers have come to value and to effectively pursue business opportunities, we have selectively added to our sales, recruiting and professional staff."

Richard Falcone, TACT's Chief Financial Officer, added, "At the end of the second quarter TACT's book value increased to $2.52 per share from the previous quarter level of $2.28. Our current ratio also improved to 2.83 from 2.52 and we continue to have no long-term debt. Financially, TACT is very sound. We emerged from a difficult economic cycle stronger than when we entered it and we are profitable. Our operational strategies that navigated TACT through this cycle, have positioned us to benefit from a market strengthening."

We expect our sales force will provide us with the opportunity to continue our top-line growth into 2005.

Second Quarter Developments

    o TACT received a series of new projects from a leading global pharmaceutical company. The projects are expected to generate in excess of $2 million in revenue between the third quarter of 2004 through the second quarter of 2005.

    o TACT awarded major, new project from leading discount investment brokerage firm, in addition to receiving several exclusive strategic staffing assignments over the next two quarters.

    o TACT was included in the VARBusiness 500 list of the 500 largest solutions providers in North America for the third consecutive year.


TACT has scheduled a conference call to present its fourth quarter financial results today, Thursday, August 12 2004 at 4:15 pm (EDT). Interested parties may access the conference call by dialing 800-733-8619 and providing the following reservation number: 21204771. A replay of the conference call in its entirety will be available approximately one hour after its completion for 24 hours by dialing 800-633-8284 and providing the reservation number listed above. The conference call can also be accessed via the web through the `TACT Investors' website via the following link http://www.corporate-ir.net/ireye/ir_site.zhtml? ticker=TACX&script=2100

About TACT's SMART Approach


TACT's Smart Approach is a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools. The Strategy is developed together with the client to ensure that the client's goals and objectives are met. The Methodology is a Tried and True TACT Methodology that is followed in order to implement the Strategy. The solutions and services are built on a robust Architecture, Utilize highly qualified TACT Resources and Exploits best-of-breed Tools.

         About TACT

TACT (Nasdaq: TACX) is an end-to-end, IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT provides its clients with modernization services, which include the e-Valuation of systems that should be replaced and rewritten, enhanced, converted or Web Enabled. Replacement systems are written or re-written as Web Based utilizing state of the art leading tools such as Java and Visual Studio. More information about TACT(R) can be found at its web site at http://www.tact.com


"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2004.


                       *** Financial Statements Follow ***

                           THE A CONSULTING TEAM, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                            JUNE 30,                                 JUNE 30,
                                              -------------------------------------    -------------------------------------
                                                    2004                2003                 2004                2003
                                              -----------------    ----------------    -----------------    ----------------
                                                (UNAUDITED)          (UNAUDITED)          (UNAUDITED)          (UNAUDITED)

Revenues                                        $  6,347,212       $  5,277,575          $ 12,148,284       $ 10,387,349
Cost of revenues                                   4,439,925          3,951,479             8,559,354          7,724,216
                                                ------------       ------------          ------------       ------------
Gross profit                                       1,907,287          1,326,096             3,588,930          2,663,133
Operating expenses:
Selling, general & administrative                  1,444,526          1,291,987             2,676,329          2,553,891
Provision for doubtful accounts                       20,000             20,000                75,000             20,000
Depreciation & amortization                          106,257            224,745               226,531            419,472
                                                ------------       ------------          ------------       ------------
Total operating expenses                           1,570,783          1,536,732             2,977,860          2,993,363
                                                ------------       ------------          ------------       ------------

Income (loss) from operations                        336,504           (210,636)              611,070           (330,230)
Interest expense, net                                 (9,776)           (12,175)              (13,512)           (22,788)
                                                ------------       ------------          ------------       ------------
Income (loss) before income taxes                    326,728           (222,811)              597,558           (353,018)
Provision (Benefit) for income taxes                  29,137             (2,000)               80,043             11,457
                                                ------------       ------------          ------------       ------------
Net income (loss)                               $    297,591       $   (220,811)         $    517,515       $   (364,475)
                                                ============       ============          ============       ============

Net income (loss) earning per share:
Basic                                           $       0.14       $      (0.11)         $       0.24       $      (0.18)
                                                ============       ============          ============       ============
Diluted                                         $       0.13       $      (0.11)         $       0.22       $      (0.18)
                                                ============       ============          ============       ============

Note: Earnings per share have been restated to reflect the one-for-four reverse split that occurred on January 7, 2004.

                           THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                              JUNE 30, 2004             DECEMBER 31, 2003
                                                          ----------------------       ---------------------
                                                              (UNAUDITED)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                   $     1,038,380               $     1,409,623
Accounts receivable                                               4,238,723                     3,423,271
Other current assets                                                523,739                       189,609
                                                            ---------------               ---------------
 Total Current Assets                                             5,800,842                     5,022,503
Investment at cost                                                   87,059                       368,059
Property and equipment, net                                         539,229                       680,295
Intangibles and Goodwill, net                                     1,210,297                     1,244,964
Deposits and Other                                                  132,363                        57,874
                                                            ---------------               ---------------
 Total Assets                                               $     7,769,791               $     7,373,694
                                                            ===============               ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                         $     2,050,284               $     1,949,309
Other liabilities
                                                                     20,525                       231,067
                                                            ---------------               ---------------
Total liabilities
                                                                  2,070,809                     2,180,376

Total shareholders' equity
                                                                  5,698,982                     5,193,318

                                                            ---------------               ---------------
Total liabilities and shareholders' equity                  $     7,769,791               $     7,373,694
                                                            ===============               ===============